UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 26, 2011

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53,051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Magnetek, Inc. (the “Company” or “Magnetek”) was notified by NYSE Regulation on October 26, 2011, that the Company has fallen below the NYSE's continued listing standard relating to the price of its common stock, which requires a minimum average closing price of $1.00 per share over 30 consecutive trading days. As of October 20, 2011, the 30 trading-day average closing price was $0.98.

The Company has a period of six months (the “cure period”) to bring its average share price back above $1.00. Under the NYSE rules, the Company's common stock will continue to be listed on the NYSE during the cure period, subject to the Company's compliance with the other continued listing requirements. The Company plans to notify the NYSE within 10 days of receipt of the letter that it intends to cure the deficiency. The Company is not required to submit a business plan to the NYSE pertaining to the average share price.

As required under the NYSE rules, the Company issued a press release on October 31, 2011, announcing that it had received the notice of noncompliance with the NYSE continued listing standards.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit shall be deemed to be furnished and not filed.

Exhibit No.	Description

99.1	Magnetek, Inc. Press Release dated October 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 1, 2011

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Magnetek, Inc. Press Release dated October 31, 2011